                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Equity Incentive Plan of Cerus Corporation of our report dated January 22, 1999, except for Note 2 as to which the date is January 30, 1999, and Note 5, as to which the date is March 3, 1999, with respect to the financial statements of Cerus Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                          /s/ Ernst & Young LLP
                                          ----------------------

                                            Ernst & Young LLP

Walnut Creek, California
August 2, 1999





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